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                                 EXHIBIT (99-2)




          Directors and Officers (First) Liability Binder of Insurance

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                                                                Fax Transmission
                                                                          BINDER


[ACE BERMUDA LOGO]            Corporate Officers &           P.O. Box HM 1015
                              Directors Assurance Ltd.       Hamilton HM DX
                              ACE Global Headquarters        Bermuda
                              17 Woodbourne Avenue
         ace bermuda          Hamilton HM 08                 441 295-5200 main
                              Bermuda                        www.acelimited.com

To:                                       From:
Jerry Rivers/Pat Dill                     Patrick Tannock
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Company:                                  Fax:
H&H Park International                    441-292-2514
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Department:                               Tel:
                                          441-299-9239
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Fax:                                      Date:
295 4622                                  July 1, 2003
Tel:                                      E-mail:
Re:                                       Pages including cover:
Procter & Gamble                          1


CORPORATE OFFICERS AND DIRECTORS ASSURANCE LTD. (CODA) IS PLEASED TO CONFIRM PROVISIONALLY BINDING THE FOLLOWING:

POLICY PERIOD:        June 30th, 2003 to June 30th, 2004
LIMIT OF LIABILITY:   $25 million Primary
PREMIUM:              $985,000


SPECIAL CONDITIONS:

1. Binding is subject to receipt of the appropriate premium on or before Friday, July 4th, 2003. In the event the premium is not received by this date, this binder is null and void ab initio.
2.   The cover provided will be primary.
3.   Cover will continue on policy form CODA Premier 01 ED 10/00.
4.   Endorsements to be included in addition to as expiring:
     -    Discovery clause amended to unilateral 12 months @ 150% of annual
          Premium.
5. Please note that for regulatory reasons all payments relating U.S. based insureds must be transacted through a resident Bermuda broker.

Best Regards,

/s/ PATRICK TANNOCK
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Patrick Tannock